EXHIBIT 99.1

CONTANGO OIL & GAS COMPANY

Section 906 Certificate of Chief Executive Officer

and Chief Financial Officer

February 12, 2003

I, Kenneth R. Peak, certify that the Quarterly Report of Contango Oil & Gas Company on Form 10-QSB for the quarter ended December 31, 2002, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. Section 78m or Section 78o (d)) and that information contained in such report fairly represents, in all material respects, the financial condition and results of operations of Contango Oil & Gas Company.

/s/ KENNETH R. PEAK

Kenneth R. Peak

Chairman, Chief Executive Officer and Chief Financial Officer